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                                     SUBSIDIARIES OF THE REGISTRANT

Exhibit 21
                                                          Percentage of Voting
                                                          Securities Owned By
                                                          Immediate Parent as
                                                          of August 31, 1994
                                                          --------------------
Parent of the Registrant
 Robert L. Parker                                         7% of Common Stock
                                                          (7% of voting
                                                          securities assuming
                                                          full dilution)
Consolidated subsidiaries of the Registrant
 (Jurisdiction of incorporation):
 Parker Drilling Company of South America, Inc. (Oklahoma)       100%
 Parker Drilling Company of Oklahoma, Inc. (Oklahoma)            100%
 Parker Technology, Inc. (Oklahoma)<F1>                          100%
 Vance Systems Engineering, Inc. (Texas)<F2>                     100%
 Parker Drilling Company International Limited (Nevada)
   (formerly Rig Holding Corporation)<F3>                        100%
 Parker Drilling Company of Alaska Limited (Alaska)<F4>          100%
 Parker Drilling Company of New Guinea, Inc. (Oklahoma)          100%
 Parker Drilling Company of North America, Inc. (Oklahoma)       100%
 Parker Drilling Company Limited (Nevada)                        100%

Certain subsidiaries have been omitted from the list since they would not, even if considered in the aggregate, constitute a significant subsidiary. All subsidiaries are included in the consolidated financial statements.
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
<F1>
     Parker Technology, Inc. owns 100% of three subsidiary corporations, namely:
       Parco Masts and Substructures, Inc. (Oklahoma)
       O.I.M.E. Export Corporation (Texas)
       O.I.M.E. International, Inc. (Texas)
<F2>
     Vance Systems Engineering, Inc. owns 100% of Parker Drilling Company Limited (Bahamas), 100% of Parker Drilling Company Kuwait, Ltd. (Bahamas) and 93% of Parker Drilling Company Eastern Hemisphere, Ltd. (Oklahoma). Parker Drilling Company Limited owns 7% of Parker Drilling Company
     Eastern Hemisphere, Ltd. (Oklahoma)
<F3>
     Parker Drilling Company International Limited owns 100% of five subsidiary corporations, namely:
       Parker Drilling U.S.A. Ltd. (Nevada)
       Choctaw International Rig Corp. (Nevada)
       Creek International Rig Corp. (Nevada)
       Osage International Rig Corp. (Nevada)
       Fox International Rig Corp. (Nevada)
       Choctaw International Rig Corp. owns 100% of the common stock of
        Parker Drilling Company of Indonesia, Inc. (Oklahoma)
<F4>
     Parker Drilling Company of Alaska Limited (Alaska) is general partner in two consolidated partnerships, namely:
       PCA Limited I (Alaska)
       PCA Limited II (Alaska)

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